Exhibit 10(b)

                    FIRST AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT


         THIS FIRST AMENDMENT dated as of October 17,1997 to the AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (as defined below), (this "Amendment"), is among O&M Funding Corp., as Seller, Owens & Minor Medical, Inc., as Servicer, Owens & Minor, Inc., as Parent and Guarantor, Receivables Capital Corporation, as Issuer, and Bank of America National Trust and Savings Association, as Administrator. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.


                                 PRELIMINARY STATEMENTS

         A. Seller, Servicer, Parent and Guarantor, Issuer and Administrator are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of May 28, 1996 (the "Receivables Purchase Agreement").

         B. Seller, Servicer, Parent and Guarantor, Issuer and Administrator desire to amend the Receivables Purchase Agreement in certain respects as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. Amendment. (i) The Receivables Purchase Agreement is hereby amended to incorporate the changes shown on the marked pages attached hereto as Annex A; (ii) Exhibit I to the Receivables Purchase Agreement is hereby amended to incorporate the changes shown on the marked pages attached hereto as Annex B; and (iii) Schedule II to the Receivables Purchase Agreement is hereby amended in its entirety to read as set forth in Annex C hereto;

         SECTION 2. Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants that the representations and warranties made by it set forth in Exhibit III to the Receivables Purchase Agreement, after giving effect to this Amendment, are correct on and as of the Effective Date (defined below) as though made on and as of the Effective Date and shall be deemed to have been made on such Effective Date. No event has occurred and is continuing, or would result from this Amendment, which constitutes a Termination Event or an Unmatured Termination
Event.

         SECTION 3.  Effectiveness.  This Amendment shall
become effective on the date on which the Administrator shall have received the following (such date, the "Effective
Date"):

         (a) a copy of this Amendment duly executed by each of the parties hereto;

         (b) a Certificate of the Secretary or Assistant Secretary of each of the Seller and the Servicer certifying that attached thereto is a copy of the Resolutions of the Board of Directors of the Seller or the Servicer, as applicable, approving this Amendment and affirming that the Articles of Incorporation, By-Laws and/or incumbency certificate of Seller or the Servicer, as applicable, delivered pursuant to the Receivables Purchase Agreement have not been amended or rescinded, and remain in full force and effect;

         (c) an opinion of counsel of the Seller and the Servicer in form and substance reasonably acceptable to the Administrative Agent;

         (d)      a fully-executed counterpart of the first amendment to each of
                  (i) the Amended and Restated Parallel Asset Purchase Agreement and (ii) the Amended and Restated Liquidity Asset
                  Purchase Agreement;

         (e)      a fully-executed  counterpart of the fee letter referred to in
                  Section 1.5 of the Receivables Purchase Agreement, as amended;

         (f)      a   fully-executed   counterpart   of  each  of  the  Lock-Box
                  Agreements referred to in Schedule II of the Receivables Purchase Agreement, as amended, and

         (g)      such  other   approvals,   opinions   or   documents   as  the
                  Administrator may reasonably request.

         SECTION 4.  Miscellaneous.  This Amendment may be
executed in any number of counterparts, and by the different parties on separate counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York. Any reference to the Receivables Purchase Agreement from and after the date hereof shall be deemed to refer to the Receivables Purchase Agreement as amended hereby, unless otherwise expressly stated. The Receivables Purchase Agreement, as amended hereby, remains in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized officers as of the date and year first written.

                           O&M FUNDING CORP., as Seller


                           By:________________________________________
                           Name Printed:______________________________
                           Title:_____________________________________

                           OWENS & MINOR MEDICAL, INC.,
                              as Servicer


                           By:________________________________________
                           Name Printed:______________________________
                           Title:_____________________________________

                           OWENS & MINOR, INC.,
                              as Parent and Guarantor


                           By:________________________________________
                           Name Printed:______________________________
                           Title:_____________________________________

                           BANK OF AMERICA NATIONAL TRUST AND
                             SAVINGS ASSOCIATION, as
                             Administrator


                           By:________________________________________
                           Name Printed: Mark A. Wegener
                           Title: Attorney-in-fact
                           RECEIVABLES CAPITAL CORPORATION, as
                            Issuer


                           By:________________________________________
                           Name Printed:______________________________
                           Title:_____________________________________

                                         ANNEX A

                      Amendments to Receivables Purchase Agreement

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  AMENDED AND RESTATED
                             RECEIVABLES PURCHASE AGREEMENT



                                         among

                                   O&M FUNDING CORP.

                                       as Seller,

                              OWENS & MINOR MEDICAL, INC.,

                                      as Servicer,


                                  OWENS & MINOR, INC.,

                                as Parent and Guarantor,


                            RECEIVABLES CAPITAL CORPORATION,

                                       as Issuer



                                          and



                BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,

                                    as Administrator


                                Dated as of May 28, 1996
                          (as amended as of October 17, 1997)
                          -----------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
         practicable such reduction shall commence and conclude in the same Fixed Period, and

                  C. if two or more Portions of Capital shall be outstanding at the time of any proposed reduction, such proposed reduction shall be applied, unless the Seller shall otherwise specify in the notice given pursuant to Section 1.4(f)(i), to the Portion of Capital with the shortest remaining Fixed Period.

         Section 1.5. Fees. The Seller shall pay to the Administrator certain fees in the amounts and on the dates set forth in a letter dated as of October 17, 1997 between the Seller and the Administrator, as such letter agreement may be amended, supplemented or otherwise modified from time to time.

         Section 1.6. Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited no later than 1:00 p.m. (New York City time) on the day when due in same day funds to the Administration Account. All amounts received after 1:00 p.m. (New York City time) will be deemed to have been received on the immediately succeeding Business Day.

         (b) The Seller shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller (whether as Servicer or otherwise) when due hereunder, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand.

         (c) All computations of interest under subsection (b) above and all computations of Discount, fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

         Section 1.7. Dividing or Combining Portions of the Capital of the Purchased Interest. The Seller may, on the last day of any Fixed Period, either
(i) divide the Capital of the Purchased Interest into two or more portions (each, a "Portion of Capital") equal, in aggregate, to the Capital of the Purchased Interest, provided that after giving effect to such division the amount of each such Portion of Capital shall not be less than $5,000,000, or
(ii) combine any two or more Portions of Capital outstanding on such last day and having Fixed Periods ending on such last day into a single Portion of Capital equal to the aggregate of the Capital of such Portions of Capital.

                                         ANNEX B

                   Amendments to Exhibit I to the Receivables Purchase
Agreement
the "Alternate Rate" for each such Fixed Period shall be an interest rate per annum equal to the Base Rate in effect on each day of such Fixed Period. The "Alternate Rate" for any Run-off Day (other than a Run-off Day of the type described in clause (iii) of the definition of Run-off Day) shall be an interest rate equal to 2% per annum above the Base Rate in effect on such day.

                  "Amended and Restated Intercreditor Agreement" means the Amended and Restated Intercreditor Agreement dated as of May 28, 1996 among the Issuer, the Administrator, the Administrative Agent and the Parallel Purchasers.

                  "Amended and Restated Liquidity Asset Purchase Agreement" means the Amended and Restated Liquidity Asset Purchase Agreement dated as of May 28, 1996 among Bank of America as Purchaser, Liquidity Agent and Administrator, the other Purchasers from time to time parties thereto and the Issuer, as amended, supplemented or otherwise modified from time to time.

                  "Amended and Restated Parallel Asset Purchase Agreement" means the Amended and Restated Parallel Asset Purchase Agreement dated as of May 28, 1996 among O&M Funding Corp., as Seller, O&M Medical, as Servicer, Owens & Minor, Inc., as Parent and Guarantor, certain financial institutions from time to time parties thereto, as the Parallel Purchasers, and Bank of America, as Administrative Agent, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

                  "Amended and Restated Purchase and Sale Agreement" means the Amended and Restated Purchase and Sale Agreement dated as of May 28, 1996 between O&M Medical as an Originator and as Servicer, the other Originators which may from time to time be party thereto, Owens & Minor, Inc., as Parent and Guarantor, and O&M Funding Corp. as the Initial Purchaser, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

                  "Applicable Default Ratio Multiplier" means, for any Month End Date, the product of (x) the Default Ratio Factor times (y) the Six Month Default Ratio as calculated on such Month End Date.

                  "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                  "Average Maturity" means at any time that period
of days equal to the average maturity of the Pool Receivables  calculated by the
Servicer  in  the  then  most  recent  Seller  Report;   provided  that  if  the
Administrator shall disagree with any such

                  "Contract" means, with respect to any Receivable, any and all contracts, understandings, instruments, agreements, leases, invoices, notes, or other writings pursuant to which such Receivable arises or which evidences such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

                  "CP Market Disruption Event" means, at any time for any reason whatsoever, the Issuer shall be unable or unwilling to raise, or shall be precluded or prohibited from raising, funds through the issuance of Notes in the United States' commercial paper market at such time.

                  "CP Rate" for any Fixed Period for any Portion of Capital of the Purchased Interest means, to the extent the Issuer funds such Portion of Capital for such Fixed Period by issuing Notes, a rate per annum, selected at the sole discretion of the Administrator, equal to (A) the sum of (i) the rate (or if more than one rate, the weighted average of the rates) at which Notes of the Issuer having a term equal to such Fixed Period and to be issued to fund such Portion of Capital may be sold by any placement agent or commercial paper dealer selected by the Administrator on behalf of the Issuer, as agreed between each such agent or dealer and the Administrator and notified by the Administrator to the Servicer; provided that if the rate (or rates) as agreed between any such agent or dealer and the Administrator with regard to any Fixed Period for such Portion of Capital is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum, plus (ii) 0.05% of the face amount of such Notes, expressed as a percentage of such face amount and converted to an interest-bearing equivalent rate per annum or (B) the "weighted average cost" (as defined below) related to the issuance of Notes that are allocated, in whole or in part, by the Issuer (or by the Administrator) to fund or maintain such Portion of Capital, all other Portions of Capital of the Purchased Interest held by the Issuer hereunder and all interests (including security interests) in receivables or other assets of "Other Pool Sellers" (as defined below) held by the Issuer; provided, however, that if any component of such rate is a discount rate, in calculating the "CP Rate" for such Portion of Capital for such Fixed Period, the Issuer shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. As used in this definition,(i) "Other Pool Sellers" means all other sellers which transfer interests (including by borrowing loans secured by such interests) in receivables or other financial assets to the Issuer to the extent that such interests in receivables or other financial assets are aggregated with the Portion of Capital of the Purchased Interest held by the Issuer hereunder and funded on a pooled basis by the Issuer, and (ii) the Issuer's "weighted average cost" shall consist of (x) the actual interest rate paid to purchasers of the Issuer's Notes, together with the commissions of placement agents and dealers in respect of such Notes, to the extent such commissions are allocated, in whole or in part, to such Notes by the Issuer (or by the Administrator), (y) the costs associated with the issuance of such Notes, and (z) other borrowings by the Issuer (other than under any Program Support Agreement), including to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market.

                  "Credit and Collection Policy" means those receivables credit and collection policies and practices of the Originators in effect on the date of the Agreement and described in Schedule I hereto, as modified in compliance with the Agreement.

                  "Debt" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii)  obligations  to pay the deferred  purchase price of property or services,
(iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of kinds referred to in clauses (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

                  "Default Ratio Factor" means, for each of the twelve consecutive Month End Dates ending with the September, 1997 Month End Date, 4.5, and for each Month End
Date thereafter, 6.0.

                  "Defaulted Receivable" means a Receivable:

                           (i) as to which any payment, or part thereof, remains
                  unpaid for at least 91 days from the original due date for such payment;

                           (ii) as to which  the  Obligor  thereof  or any other
                  Person obligated thereon or owning any

                  Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in paragraph (g) of Exhibit VI hereto; or

                           (iii)   which,   consistent   with  the   Credit  and
                  Collection Policy, would be written off any Originator's books as uncollectible.

         marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Fixed Period; and

                           "LIBOR" means the rate of interest per annum determined by the Liquidity Agent to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Liquidity Agent by each Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the Capital associated with such Fixed Period would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Fixed Period.

                  "Existing   Receivables   Agreement"   means  the  Receivables
Purchase Agreement dated as of December 28, 1995, among the Seller, the Servicer, the Parent, the Issuer and the Administrator.

                  "Excluded Obligor" means an Obligor, so designated in writing as such by the Administrator to the Servicer, from time to time, it being understood that from time to time the Administrator may revoke its designation of one or more Obligors as Excluded Obligors by written notice to the Servicer.

                  "Excluded Receivables" means all Receivables originated by all
divisions  of  Stuart  other  than  the  Greensburg,  Pennsylvania,   Allentown,
Pennsylvania and Franklin, Massachusetts divisions of Stuart.

                  "Facility Fee" has the meaning set forth in Section 1.12 of the Amended and Restated Purchase and Sale Agreement.

                  "Facility Fee Percentage" has the meaning set forth in Section
1.12 of the Amended and Restated Purchase and Sale Agreement.


                  "Facility Termination Date" means the earliest to occur of (a) October 15, 1998, (b) the Purchase Termination Date, as defined in the Amended and Restated Liquidity Asset Purchase Agreement, which as of October 17, 1997, is October 15, 1998, or such later date designated as the Purchase Termination Date from time to time pursuant to the Amended and Restated Liquidity Asset Purchase Agreement (it being understood that the Administrator shall notify the

Servicer of the designation of such later date, provided that failure to provide such notice shall not limit or otherwise affect the obligations of the Servicer or the rights of the Administrator, the Issuer, or any other party to the Amended and Restated Liquidity Asset Purchase

                  "Insolvency   Proceeding"   means  (a)  any  case,  action  or
proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidations, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.


                  "Investment Grade" means with respect to any Person's Rated Debt (if such Rated Debt is not Single-A Rated), a rating of at least BBB- or A-2, as applicable, by Standard & Poor's Ratings Services and Baa3 or P-2, as applicable, by Moody's Investors Service, Inc. and, if such Person's Rated Debt is rated by Duff & Phelps Credit Rating Co., at least BBB- or D-2, as applicable, by such rating agency; provided, that if such Person has a rating of both its long term public senior unsecured, uncredit-enhanced debt securities and its short term senior unsecured uncredit-enhanced debt securities, then such Person must have the ratings specified above for both the long term and short term securities.


                  "Issuer" has the meaning set forth in the preamble to the Agreement.

                  "LIBOR" means the rate of interest per annum determined by the Liquidity Agent to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Liquidity Agent by each Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the Capital associated with such Fixed Period would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Fixed Period.

                  "Lien" means any mortgage, pledge, hypothecation, assignment deposit arrangement, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or other similar recording or notice statute, and any lease in the nature thereof) securing or purporting to secure any Indebtedness.

                  "Liquidity Agent" means Bank of America in its capacity as Liquidity Agent pursuant to the Amended and Restated Liquidity Asset Purchase Agreement.

                  "Lock-Box Account" means an account maintained at a bank or other financial institution for the purpose of receiving or holding Collections, either directly from Obligors, from any Originators or Seller or otherwise.

                  "Lock-Box Agreement" means an agreement, in substantially the applicable form set forth in Annex B, between the Seller and each Lock-Box Bank.

                  "Lock-Box Bank" means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

                  "Loss Reserve" for the Purchased Interest under the Amended and Restated Receivables Purchase Agreement and the Amended and Restated Parallel Asset Purchase Agreement on any date means an amount equal to the greater of


                  (x)  Capital  times the  greatest  of the  following:  (i) the highest Applicable Default Ratio Multiplier for any of the twelve most recent Month End Dates, (ii) 10 times the highest Six Month Loss-to-Liquidation Ratio for any of the twelve most recent Month End Dates, (iii) 2 times the highest Normal or Special Concentration Percentage for any Obligor the Rated Debt of which is Investment Grade,
         (iv) 4 times the highest Normal or Special Concentration Percentage for any Obligor the Rated Debt of which is not Investment Grade, (v) the highest Normal or Special Concentration Percentage for any Obligor the Rated Debt of which is Single-A Rated, and (vi) 7.5%;


         and

                  (y)  $6,000,000.

                  "Majority Parallel Purchasers" means, at any time, Parallel Purchasers with Percentages under the Amended and Restated Parallel Asset Purchase Agreement that are more than 50% in the aggregate.

                  "Maximum Parallel Purchase" means, with respect to each Parallel Purchaser and the Amended and Restated
Parallel Asset

                  "Rate Variance Factor" means a number greater than one that reflects the potential variance in selected interest rates over a period of time designated by the Administrator, as specified by the Administrator from time to time, notified to the Seller and set forth in the Seller Report in accordance with the provisions thereof; provided that the "Rate Variance Factor" may be changed from time to time upon at least five days' prior notice to the Servicer. The initial Rate Variance Factor shall be 1.25.

                  "Rated Debt" means with respect to any Person, (a) the long term public senior unsecured, uncredit-enhanced, debt securities of such Person and (b) the short term senior unsecured and uncredit-enhanced debt securities of such Person.

                  "Receivable" means any indebtedness and other obligations owed to any Originator or any rights of any Originator to payment from or on behalf of an Obligor whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale or lease of goods or the rendering of services by any Originator, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

                  "Receivables   Pool"  means  at  any  time  all  of  the  then
outstanding Receivables excluding the Excluded Receivables.

                  "Reference Bank" means Bank of America.

                  "Related Assets" has the meaning set forth in Section 1.1 of the Amended and Restated Purchase and Sale Agreement.

                  "Related Security" means with respect to any
Receivable:

                             (i) all of any  Originator's  interest in any goods
                  (including returned goods), and documentation or title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable;

                            (ii) all  other  security  interests  or  liens  and
                  property subject thereto from time to
                  time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings signed by an Obligor relating thereto; and

                  "Settlement Period" for each Portion of Capital means each period commencing on the first day and ending on the last day of each Fixed Period for such Portion of Capital and, on and after the Termination Date, such period (including, without limitation, a period of one day) as shall be selected from time to time by the Administrator or, in the absence of any such selection, each period of 30 days from the last day of the immediately preceding Settlement Period.


                  "Single-A Rated" means, with respect to any Person's Rated Debt, an actual rating of at least A- or A-2, as applicable, by Standard and Poor's Ratings Services and A3 or P-2, as applicable, by Moody's Investor's Service, Inc. and, if such Person's Rated Debt is rated by Duff & Phelps Credit Rating Co., at least A- or D-2, as applicable, by such rating agency; provided, that if such Person has a rating of both its long term public senior unsecured, uncredit-enhanced debt securities and its short term senior unsecured uncredit-enhanced debt seucrities, then such Person must have the ratings specified above for both the long term and short term securities.


                  "Six Month Default Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%) computed as of each Month End Date by dividing (i) the amount of Pool Receivables that became Defaulted Receivables during the six month period ending on such Month End Date by (ii) the aggregate amount of Pool Receivables invoiced by the Originators during the six month period ending on the Month End Date which occurred four months before such Month End Date.

                  "Six Month Dilution Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%) computed as of each Month End Date by dividing (i) the aggregate reduction attributable to Dilution Adjustments in each case occurring during the six month period ending on such Month End Date by (ii) the aggregate amount of Pool Receivables invoiced by the Originators during the six month period ending on the Month End Date which occurred one month before such Month End Date.

                  "Six Month Loss-to-Liquidation Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%) computed as of each Month End Date by dividing (i) the aggregate Outstanding Balance of all Pool Receivables written off by the Seller, or which should have been written off by the Seller in accordance with the Credit and Collection Policy, during the six month period ending on such Month End Date by (ii) the aggregate amount of Collections of Pool Receivables actually received during such six month period.

                  "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of Sections 55-80 and 55-81 of the Virginia Code Annotated; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business;
(d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

                  "Special Concentration Percentage" means, for any Obligor, such percentage as has been so designated in writing as such by the Administrator at its sole discretion to the Seller, from time to time, with respect to an Obligor, it being understood that the Administrator may (i) lower such percentage from time to time at its sole discretion by written notice to the Seller and (ii) raise such percentage only with the written consent of the Seller.

                  "Stuart" means Stuart Medical, Inc., a
Pennsylvania corporation.

                  "Sub-Servicer" has the meaning set forth in
Section 4.1.

                  "Subsidiary"   means,   with   respect  to  any  Person,   any
corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

                  "Supplement" means a Supplement executed by the Parent or any Subsidiary of the Parent in form and substance satisfactory to the Administrator and the Administrative Agent under the Amended and Restated Parallel Asset Purchase Agreement, pursuant to which the Parent or a Subsidiary of the Parent shall become an Originator under the Amended and Restated Purchase and Sale Agreement.

                  "Tangible  Net Worth" means total  stockholders'  equity minus
goodwill,   patents,   trade  names,   trade  marks,   copyrights,   franchises,
organizational expense, deferred assets other than

                                         ANNEX C

                  Amendments to Schedule II to the Receivables Purchase
Agreement

                                       SCHEDULE II

                          LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS



Lock-Box Bank                                             Lock-Box Account
NationsBank:
     Atlanta                                                 3750239306
     Dallas                                                  0180533554
Crestar:
     Baltimore                                                201143739
     Baltimore - EFT Payments (Paper Remittances)             201652315
First Union:
     Charlotte                                              2050000226997
     Orlando                                                2050000226997
     Richmond                                               2050000226997
First Chicago                                                  6587379
PNC Bank                                                       3063550
Mellon:
     Pittsburgh                                                1184649
     EFT Payments                                              1445079
     EFT Payments (Department of Defense)                      1936687